Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000; (212) 272-7294 fax

New Issue Computational Materials

$1,048,536,000 (Approximate)

Bear Stearns Asset Backed Securities I Trust 2006-IM1
Issuer

Asset-Backed Certificates, Series 2006-IM1

Bear Stearns Asset Backed Securities I LLC
Depositor

Wells Fargo Bank, NA
Master Servicer

EMC Mortgage Corporation
Sponsor

February 14, 2006

This information should be considered only after reading Bear Stearns’ Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

[Missing Graphic Reference]	Bear, Stearns & Co. Inc.
ATLANTA • BOSTON • CHICAGO
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO	383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG	New York, N.Y. 10179
LONDON • PARIS • TOKYO	(212) 272-2000; (212) 272-7294 fax

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$1,048,536,000 (Approximate)
Bear Stearns Asset Backed Securities I Trust 2006-IM1
Asset-Backed Certificates, Series 2006-IM1

Bear Stearns Asset Backed Securities I LLC
Depositor

EMC Mortgage Corporation
Sponsor and Master Servicer

Transaction Highlights

Characteristics of the Certificates (1), (2), (3), (4), (5), (6)

Classes	Sizes	Coupon	Avg Life To Call (years)	Principal Window (months)	Last Sch. Distribution Date	Ratings Moody’s/S&P

Class A-1	$370,011,000	Floating	[2.46]	1-79	[03/25/36]	Aaa/AAA
Class A-2	264,000,000	Floating	[1.91]	1-68	[03/25/36]	Aaa/AAA
Class A-3	36,000,000	Floating	[6.46]	68-79	[03/25/36]	Aaa/AAA
Class A-4	87,764,000	Floating	[1.00]	1-22	[03/25/36]	Aaa/AAA
Class A-5	81,617,000	Floating	[3.00]	22-72	[03/25/36]	Aaa/AAA
Class A-6	20,619,000	Floating	[6.53]	72-79	[03/25/36]	Aaa/AAA
Class A-7	95,557,000	Floating	[2.46]	1-79	[03/25/36]	Aaa/AAA
Class M-1	18,488,000	Floating	[4.53]	41-79	[03/25/36]	Aa1/AA+
Class M-2	16,375,000	Floating	[4.48]	40-79	[03/25/36]	Aa2/AA
Class M-3	12,149,000	Floating	[4.45]	39-79	[03/25/36]	Aa3/AA-
Class M-4	8,980,000	Floating	[4.45]	38-79	[03/25/36]	A1/A+
Class M-5	9,508,000	Floating	[4.42]	38-79	[03/25/36]	A2/A
Class M-6	6,867,000	Floating	[4.42]	38-79	[03/25/36]	A3/A-
Class M-7	8,452,000	Floating	[4.33]	37-79	[03/25/36]	Baa1/BBB+
Class M-8	6,338,000	Floating	[4.02]	37-69	[03/25/36]	Baa2/BBB
Class M-9	5,811,000	Floating	[3.47]	37-55	[03/25/36]	Baa3/BBB-

Notes:
(1)	The Certificate sizes are approximate and subject to a variance of +/- 10%.
(2)	Certificates are priced to the 10% optional clean-up call.
(3)	Based on the pricing prepayment speed described herein.
(4)	The Class A Certificates and Class M Certificates are subject to a Net WAC Rate Cap.
(5)	The coupon for each class of Certificates is equal to the lesser of (a) One-month LIBOR plus the related margin and (b) the Net WAC Rate Cap.
(6)
After the Optional Termination Date, the margins on each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will increase to 2.0 times their related initial margins; and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase to 1.5 times their related initial margins.

Depositor:	Bear Stearns Asset Backed Securities I LLC.

Originators:	Impac Funding Corporation

Master Servicer:	Wells Fargo Bank, National Association.

Mortgage Loan Seller:	EMC Mortgage Corporation.

Trustee:	US Bank.

Custodian:	Wells Fargo Bank, National Association.

Underwriter:	Bear, Stearns & Co. Inc.

Derivative Administrator:	Wells Fargo Bank, National Association.

Supplemental Interest Trust Trustee:	Wells Fargo Bank, National Association.

Swap Provider:	[TBD].

Cap Provider:	[TBD].

Offered Certificates:
Approximately $955,568,000 senior floating-rate Certificates which are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates (the “Class A Certificates”) and approximately $92,968,000 mezzanine floating-rate Certificates which are the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the “Class M Certificates”). The Offered Certificates are backed by adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans.

Non-Offered Certificates:	The Class CE, Class P and Class R Certificates will not be publicly offered.

Collateral:
As of the Cut-off Date, the Mortgage Loans consisted of approximately 4,607 fixed and adjustable-rate, first and second lien, closed-end mortgage loans totaling approximately $1,112,062,863. However, the characteristics of the Mortgage Loans as described herein and in the attached collateral tables may differ from the final pool as of the Closing Date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the Closing Date, such characteristics being subject to a variance of not more than plus or minus 10%.

Expected Pricing Date:	On or about February [15], 2006.

Closing Date:	On or about April 25, 2006.

Cut-off Date:	The close of business on April 1, 2006.

Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in May 2006.

Record Date:
For each class of Offered Certificates, the business day preceding the applicable Distribution Date so long as such class of certificates are in book-entry form; and otherwise the record date shall be the last business day of the month immediately preceding the applicable Distribution Date.

Delay Days:	0 (zero) days on all Offered Certificates.

Determination Date:
The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Interest Accrual Period:
For any Distribution Date with respect to the Offered Certificates, is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first period, commencing on the Closing Date, and ending on the day preceding such Distribution Date. All distributions of interest on the Offered Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. The Offered Certificates will initially settle flat (no accrued interest).

Prepayment Period:
The Prepayment Period with respect to any Distribution Date is the period commencing on the 16th day of the month prior to the month in which the related Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

ERISA Considerations:
It is expected that the Offered Certificates will be ERISA eligible after the termination of the Supplemental Interest Trust which holds the Swap Agreement. Prior to that time, persons using plan assets may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such certificates.

Legal Investment:	It is anticipated that the Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).
Tax Matters:	The Trust will be established as one or more REMICs for federal income tax purposes.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.

Optional Termination:
At its option, the majority holder of the Class CE Certificates may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the principal balance of the Mortgage Loans remaining in the trust, as of the last day of the related Due Period has been reduced to less than 10% of the principal balance of the Mortgage Loans as of the Cut-off Date. If the majority holder of the Class CE Certificates does not exercise such right, then the Master Servicer may purchase all of the Mortgage Loans (and related properties acquired on behalf of the trust) when the principal balance of the Mortgage Loans remaining in the trust, as of the last day of the related Due Period, has been reduced to less than 5% of the principal balance of the Mortgage Loans as of the Cut-off Date. Such a purchase will result in the early retirement of all the Offered Certificates. In such case, the Offered Certificates will be redeemed at par plus accrued interest.

Administrative Fees:
The sum of the “Servicing Fee” calculated at the “Servicing Fee Rate” of 0.3455% per annum and the lender paid mortgage insurance fee of 0.0043%, if any, per annum.. The servicing fee consists of Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Principal & Interest Advances:
The Master Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans (other than balloon loans) to the extent such amounts are deemed recoverable from the related Mortgage Loan. The Master Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Master Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems the costs to be recoverable. The Master Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The Master Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover prepayment interest shortfalls (“Prepayment Interest Shortfalls”) due to partial and full prepayments on the Mortgage Loans.

Step-up Coupon:
If the Optional Termination is not exercised on the first Distribution Date following the Distribution Date on which it could have been exercised, the margin on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 Certificates will increase to 2.0 times their related initial margins and the margins on each of the Class M Certificates will increase to 1.5 times their related initial margins.

Prepayment Assumption:
Fixed Rate Mortgage Loans: 100% prepayment assumption, which assumes 5.0% CPR in month one, and increase by approximately 1.636% CPR each month to 23% CPR in month twelve, and remain at 23% CPR thereafter).

Adjustable Rate Mortgage Loans: 100% prepayment assumption which assumes 2% CPR in month 1, an additional 1/11th of 28% CPR for each month thereafter, building to 30% CPR in month 12 and remaining constant at 30% CPR until month 24, increasing to and remaining constant at 65% CPR from month 25 until month 31, decreasing 1/4th of 30% CPR for each month thereafter, decreasing to 35% CPR in month 35 and remaining constant at 35% CPR from month 35 and thereafter.

Credit Enhancement:
1. Excess Spread (excluding Net Swap Payments received from the Swap Provider) from the Mortgage Loans
2. Any related payments received from the Cap Provider
3. Any related Net Swap Payments received from the Swap Provider
4. Overcollateralization
5. Subordination of the Certificates

Interest Remittance Amount:
With respect to any Distribution Date, that portion of the available distribution amount for that Distribution Date that represents interest received or advanced in respect of the Mortgage Loans (net of Administrative Fees and any related Net Swap Payment or Swap Termination Payment owed to the Swap Provider not resulting from an event of default or certain termination events with respect to the Swap Provider (a “Swap Provider Trigger Event”)).

Overcollateralization Amount:

The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses on the Mortgage Loans incurred during the related Due Period) over (ii) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates, after taking into account the distributions of principal to be made on such Distribution Date.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately [0.75]% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) the lesser of (1) approximately [0.75]% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (2) approximately [1.50]% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to the Mortgage Loans incurred during the related Due Period) and (y) approximately [$5,560,314] or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Overcollateralization Target Amount for the Offered Certificates is expected to be fully funded on the Closing Date.

Overcollateralization Increase Amount:
With respect to any Distribution Date, an amount equal to the lesser of (i) available excess cashflow from the Mortgage Loans available for payment of Overcollateralization Increase Amount and (ii) the excess, if any, of (x) the Overcollateralization Target Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization Reduction Amount:
With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) principal collected on the Mortgage Loans for that Distribution Date.

Excess Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in May 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to approximately [19.10]%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any Class A Certificates for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the related class or classes subordinate thereto (including the Class CE Certificates) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and after reduction for Realized Losses with respect to the Mortgage Loans incurred during the related Due Period, but prior to distribution of the Principal Distribution Amount to the holders of the related Certificates then entitled to distributions of principal on such Distribution Date.

Class	Initial CE %	CE % On/After Stepdown Date

A-1	[18.60]%	[37.20]%
A-2	[18.60]%	[37.20]%
A-3	[18.60]%	[37.20]%
A-4	[18.60]%	[37.20]%
A-5	[18.60]%	[37.20]%
A-6	[18.60]%	[37.20]%
A-7	[9.55]%	[19.10]%
M-1	[7.80]%	[15.60]%
M-2	[6.25]%	[12.50]%
M-3	[5.10]%	[10.20]%
M-4	[4.25]%	[8.50]%
M-5	[3.35]%	[6.70]%
M-6	[2.70]%	[5.40]%
M-7	[1.90]%	[3.80]%
M-8	[1.30]%	[2.60]%
M-9	[0.75]%	[1.50]%

Trigger Event:	If either the Delinquency Test or the Cumulative Loss Test is violated.
Delinquency Test:
With respect to the Certificates, a “Delinquency Trigger” will occur if the three month rolling average 60+ day delinquency percentage (including bankruptcy, foreclosure, and REO) for the outstanding Mortgage Loans equals or exceeds [30.00]% times the Senior Enhancement Percentage. As used above, the “Senior Enhancement Percentage” with respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is equal to: (a) the excess of (i) the aggregate current principal balance of the Mortgage Loans for the preceding Distribution Date, over (ii) the aggregate certificate principal balance of the most senior class or classes of Certificates as of the preceding master servicer advance date, and the denominator of which is equal to (b) the aggregate current principal balance of the Mortgage Loans for the preceding Distribution Date.

Cumulative Loss Test:
With respect to the Certificates, a “Cumulative Loss Trigger” will occur if the aggregate amount of realized losses on the Mortgage Loans exceeds the applicable percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, as set forth below:

Period (month)	Percentage
37 - 48	[1. 25] % with respect to May 2009 , plus an additional 1/12th of [0.50]% for each month thereafter
49 - 60	[1. 75 ]% with respect to May 2010 , plus an additional 1/12th of [0.50]% for each month thereafter
61 - 72	[2. 25 ]% with respect to May 2011 , plus an additional 1/12th of [0.50 ]% for each month thereafter
73+	[2. 75 ]%

Realized Losses:
Generally, any Realized Losses on the Mortgage Loans will be absorbed first by Excess Spread for Loan , second, by the related Overcollateralization Amount, third, by the Class M Certificates in reverse numerical class designation, fourth, to the Class A-7 Certificates until reduced to zero and fifth, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates on a pro rata basis, based on the Certificate Principal Balance of each such class.

Expense Adjusted Mortgage Rate:
The applicable mortgage rate (as adjusted for the actual number of days in the related Interest Accrual Period) on each Mortgage Loan as of the first day of the related Due Period minus the Administrative Fee.

Net WAC Rate Cap:

For any Distribution Date is the excess, if any, of (A) with respect to the Class A Certificates and Class M Certificates, the weighted average of the Expense Adjusted Mortgage Rates of the Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such due date, over (B) a per annum rate equal to the sum of the Net Swap Payment payable to the Swap Provider on such Distribution Date and any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (to the extent not paid by the Derivative Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement), divided by the outstanding principal balance of the Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such due date, multiplied by 12, divided by the outstanding principal balance of the Mortgage Loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such Mortgage Loans on such due date, multiplied by 12. The Net WAC Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Pass-Through Rates:
The Pass-Through Rate with respect to each class of Offered Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR plus the related Margin, and (y) the Net WAC Rate Cap adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Swap Agreement:
On the Closing Date, the Derivative Administrator will enter into a Swap Agreement for the benefit of the Offered Certificates with an initial notional amount of [$1,056,459,719.81]. Under the related Swap Agreement, on each Distribution Date beginning in May 2006 and ending in April 2011, the Derivative Administrator shall be obligated to pay to the Swap Provider an amount equal to [5.0525]% (per annum) on the related swap notional amount specified in the schedule below based upon a 30/360 day count convention, and the Derivative Administrator will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the related swap notional amount specified in the schedule below based upon a actual/360 day count convention, accrued during the related swap accrual period. Only the net amount of the two obligations above will be paid by the appropriate party (each, a “Net Swap Payment”). To the extent that the Derivative Administrator is obliged to make a related Net Swap Payment on any Distribution Date, amounts otherwise available to the related certificateholders will be applied to make a net payment to the Derivative Administrator in the same amount, for payment to the Swap Provider. The related Swap Agreement will terminate after the Distribution Date in April 2011.

Upon early termination of the related Swap Agreement, the Derivative Administrator or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the related Swap Agreement. In the event that the Derivative Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Derivative Administrator in the same amount, which amount will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to the related Certificateholders (other than a Swap Termination Payment due to a Swap Provider Trigger Event). Shown below is the swap notional amount schedule.

Payment Date	Swap Notional Amount ($)	Payment Date	Swap Notional Amount ($)
25-May-06	1,056,459,719.55	25-Nov-08	158,820,097.08
25-Jun-06	1,036,161,142.15	25-Dec-08	151,340,066.96
25-Jul-06	1,013,834,855.78	25-Jan-09	144,249,280.41
25-Aug-06	989,491,692.04	25-Feb-09	137,524,792.00
25-Sep-06	963,600,843.30	25-Mar-09	131,145,318.89
25-Oct-06	935,865,441.35	25-Apr-09	125,090,681.93
25-Nov-06	907,100,546.67	25-May-09	114,688,280.59
25-Dec-06	877,513,379.80	25-Jun-09	109,618,778.95
25-Jan-07	846,847,576.39	25-Jul-09	104,788,895.81
25-Feb-07	815,061,633.75	25-Aug-09	100,186,089.81
25-Mar-07	782,880,763.68	25-Sep-09	95,798,564.19
25-Apr-07	750,956,866.26	25-Oct-09	91,615,216.87
25-May-07	719,380,060.20	25-Nov-09	87,625,594.19
25-Jun-07	688,541,426.06	25-Dec-09	83,819,847.95
25-Jul-07	658,683,557.61	25-Jan-10	80,188,695.64
25-Aug-07	629,681,666.88	25-Feb-10	76,723,383.61
25-Sep-07	601,066,808.89	25-Mar-10	73,415,652.89
25-Oct-07	573,259,318.24	25-Apr-10	70,257,707.33
25-Nov-07	546,833,787.45	25-May-10	67,242,184.20
25-Dec-07	521,745,580.30	25-Jun-10	64,362,126.77
25-Jan-08	497,918,349.10	25-Jul-10	61,610,958.86
25-Feb-08	475,280,520.01	25-Aug-10	58,982,461.14
25-Mar-08	453,771,299.88	25-Sep-10	56,470,749.15
25-Apr-08	433,321,629.12	25-Oct-10	54,070,252.79
25-May-08	213,385,782.26	25-Nov-10	51,775,016.79
25-Jun-08	202,985,751.42	25-Dec-10	49,580,034.14
25-Jul-08	193,152,454.85	25-Jan-11	47,480,779.78
25-Aug-08	183,850,792.41	25-Feb-11	45,473,232.86
25-Sep-08	175,048,102.48	25-Mar-11	43,552,738.14
25-Oct-08	166,713,978.01	25-Apr-11	41,700,279.51

Interest Carry Forward Amount:

For each class of Offered Certificates, and on any Distribution Date, the sum of (i) the excess of (A) the interest accrued during the related Interest Accrual Period for such Class (excluding any Basis Risk Shortfall Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (B) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Interest Distribution Amount:
The Interest Distribution Amount for the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, in each case, reduced by any Prepayment Interest Shortfalls to the extent not covered by related Compensating Interest payable by the Master Servicer and any related shortfalls resulting from the application of the Relief Act.

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount for any Distribution Date and any Class A Certificates is equal to the related Interest Distribution Amount for such Distribution Date for the related Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the related Class A Certificates.

Basis Risk Shortfall Carryover Amount:
With respect to any Distribution Date, and the Offered Certificates, the excess of (i) the amount of interest such class would have accrued on such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (ii) the amount of interest such class of Certificates received on such Distribution Date if the Pass-Through Rate is limited to the Net WAC Rate Cap, together with the unpaid portion of any such amounts from prior Distribution Dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap). The ratings on each Class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carryover Amount.

Basis Risk Shortfall: Interest Rate Cap Agreement:

Because each Mortgage Loan has a mortgage rate that is either fixed or adjustable, and the adjustable-rate Mortgage Loans will adjust generally based on six-month LIBOR or one-year LIBOR after an initial fixed-rate period of six months, one, two, three, five, seven or ten years following the date of origination, and the Pass-Through Rates on the Offered Certificates are based on one-month LIBOR, the application of the Net WAC Rate Cap could result in shortfalls of interest otherwise payable on those certificates in certain periods (such shortfalls, “Basis Risk Shortfalls”). This may also occur if six-month LIBOR and one-month LIBOR rise quickly since the Mortgage Loan adjustments are constrained by certain interim caps. If Basis Risk Shortfalls occur, with respect to Loan , they will be carried forward as Basis Risk Shortfall Carryover Amounts and paid from the related Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent Distribution Date.

The Class A Certificates and Class M Certificates will benefit from an interest rate cap agreement the payments on which will be available to, among other things, mitigate Basis Risk Shortfall. The interest rate cap agreement will not guarantee that any of the Class A and Class M Certificates will receive interest at a pass-through rate based upon One-Month LIBOR plus the applicable margin on any Distribution Date. The related interest rate cap agreement will terminate after the Distribution Date in Nov 2012. It is anticipated that the related interest rate cap agreement will include the following terms:

Payment Date	Notional Amount	Strike Rate	Payment Date	Notional Amount	Strike Rate
25-Jun-06	3,598,165.14	6.68	25-Sep-09	205,409,830.96	7.93
25-Jul-06	15,091,240.67	6.68	25-Oct-09	201,175,255.36	7.94
25-Aug-06	26,555,543.59	6.69	25-Nov-09	196,990,940.94	7.94
25-Sep-06	37,544,997.74	6.71	25-Dec-09	192,859,290.81	7.95
25-Oct-06	48,391,276.17	6.71	25-Jan-10	188,782,379.39	7.95
25-Nov-06	58,334,829.86	6.71	25-Feb-10	184,761,982.06	7.96
25-Dec-06	67,314,884.93	6.71	25-Mar-10	180,799,601.21	7.97
25-Jan-07	75,689,885.53	6.71	25-Apr-10	176,896,491.16	7.98
25-Feb-07	83,700,187.71	6.73	25-May-10	173,053,680.36	7.98
25-Mar-07	91,947,527.65	6.86	25-Jun-10	169,271,991.89	7.98
25-Apr-07	100,567,297.16	6.86	25-Jul-10	165,552,062.74	7.98
25-May-07	109,466,076.07	6.86	25-Aug-10	161,894,360.58	7.99
25-Jun-07	118,235,659.74	6.86	25-Sep-10	158,299,199.96	7.99
25-Jul-07	126,616,830.39	6.86	25-Oct-10	154,766,756.72	8
25-Aug-07	134,718,212.37	6.87	25-Nov-10	151,295,899.14	8.01
25-Sep-07	142,993,046.39	6.86	25-Dec-10	147,886,448.70	8.01
25-Oct-07	151,005,704.44	6.86	25-Jan-11	144,538,601.58	8.02
25-Nov-07	158,112,881.88	6.87	25-Feb-11	141,251,016.66	8.03
25-Dec-07	164,349,326.35	6.87	25-Mar-11	137,998,158.14	8.03
25-Jan-08	169,638,550.25	6.91	25-Apr-11	134,768,385.86	8.04
25-Feb-08	172,884,669.66	7.7	25-May-11	171,530,875.29	8.04
25-Mar-08	162,040,449.49	7.72	25-Jun-11	166,733,725.46	8.04
25-Apr-08	147,004,070.46	7.72	25-Jul-11	162,073,001.14	8.04
25-May-08	333,891,319.36	7.73	25-Aug-11	157,544,620.09	8.05
25-Jun-08	313,664,564.80	7.72	25-Sep-11	153,144,628.02	8.05
25-Jul-08	295,103,594.94	7.74	25-Oct-11	148,869,194.34	8.05
25-Aug-08	278,089,963.15	7.8	25-Nov-11	144,714,608.46	8.05
25-Sep-08	262,683,499.55	7.8	25-Dec-11	140,677,275.56	8.05
25-Oct-08	250,703,539.28	7.8	25-Jan-12	136,753,712.96	8.05
25-Nov-08	242,042,947.88	7.8	25-Feb-12	132,940,546.62	8.05
25-Dec-08	235,846,224.61	7.8	25-Mar-12	129,234,507.51	8.05
25-Jan-08	231,438,608.31	7.8	25-Apr-12	125,632,427.95	8.06
25-Feb-09	227,478,639.43	7.84	25-May-12	122,131,238.77	8.06
25-Mar-09	223,502,112.04	7.86	25-Jun-12	118,727,965.89	8.06
25-Apr-09	219,504,212.60	7.85	25-Jul-12	115,419,727.41	8.06
25-May-09	220,148,192.05	7.85	25-Aug-12	112,203,730.12	8.06
25-Jun-09	218,385,486.34	7.89	25-Sep-12	109,077,267.58	8.06
25-Jul-09	214,018,318.95	7.9	25-Oct-12	106,037,716.45	8.06
25-Aug-09	209,691,904.66	7.92	25-Nov-12	103,082,534.16	8.06

Interest Payment Priority:                                                              On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

(i)
from the Interest Remittance Amount, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, pro rata, based on the amount of accrued interest payable to such classes of certificates, the Senior Interest Distribution Amount allocable to such Certificates;

(ii)	from the remaining Interest Remittance Amount, to the holders of the Class M-1 Certificates, the Interest Distribution Amount for such Certificates;
(iii)	from the remaining Interest Remittance Amount, to the holders of the Class M-2 Certificates, the Interest Distribution Amount for such Certificates;
(iv)	from the remaining Interest Remittance Amount, to the holders of the Class M-3 Certificates, the Interest Distribution Amount for such Certificates;
(v)	from the remaining Interest Remittance Amount, to the holders of the Class M-4 Certificates, the Interest Distribution Amount for such Certificates;
(vi)	from the remaining Interest Remittance Amount, to the holders of the Class M-5 Certificates, the Interest Distribution Amount for such Certificates;
(vii)	from the remaining Interest Remittance Amount, to the holders of the Class M-6 Certificates, the Interest Distribution Amount for such Certificates;
(viii)	from the remaining Interest Remittance Amount, to the holders of the Class M-7 Certificates, the Interest Distribution Amount for such Certificates; and
(ix)	from the remaining Interest Remittance Amount, to the holders of the Class M-8 Certificates, the Interest Distribution Amount for such Certificates.
(x)	from the remaining Interest Remittance Amount, to the holders of the Class M-9 Certificates, the Interest Distribution Amount for such Certificates.

Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

(i)            the Principal Distribution Amount to the holders of the Class A-1 Certificates pro rata with the Class A-2, Class A-3 Certificates (the Class A-2 and Class A-3 will be paid sequentially) and the Class A-4, Class A-5, Class A-6 Certificates (the Class A-4, Class A-5 and Class A-6 will be paid sequentially) and with the Class A-7 Certificates, until the Certificate Principal Balance of each such class has been reduced to zero;
(ii)   to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the distributions described in (i) above, until the Certificate Principal Balance thereof has been reduced to zero;
(iii)           to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the distributions described in (i) and (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;
(iv)          to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii) and (iii) above, until the Certificate Principal Balance thereof has been reduced to zero;
(v)           to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii) and (iv) above, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)          to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv) and (v) above, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)         to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v) and (vi) above, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)        to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi) and (vii) above, until the Certificate Principal Balance thereof has been reduced to zero; and
(ix)           to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, until the Certificate Principal Balance thereof has been reduced to zero.
(x)            to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, until the Certificate Principal Balance thereof has been reduced to zero.

Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed as follows:

(i)    the Principal Distribution Amount to the holders of the Class A-1 Certificates pro rata with the Class A-2, Class A-3 Certificates (the Class A-2 and Class A-3 will be paid sequentially) and the Class A-4, Class A-5, Class A-6 Certificates (the Class A-4, Class A-5 and Class A-6 will be paid sequentially) and with the Class A-7 Certificates, until the Certificate Principal Balance of each such class has been reduced to zero;
(ii)    to the holders of the Class M-1 Certificates, any Principal Distribution Amount remaining after the distributions described in (i) above, until the Certificate Principal Balance thereof has been reduced to zero;
(iii)    to the holders of the Class M-2 Certificates, any Principal Distribution Amount remaining after the distributions described in (i) and (ii) above, until the Certificate Principal Balance thereof has been reduced to  zero;
(iv)    to the holders of the Class M-3 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii) and (iii) above, until the Certificate Principal Balance thereof has been reduced to zero;
(v)    to the holders of the Class M-4 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii) and (iv) above, until the Certificate Principal Balance thereof has been reduced to zero;
(vi)   to the holders of the Class M-5 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv) and (v) above, until the Certificate Principal Balance thereof has been reduced to zero;
(vii)       to the holders of the Class M-6 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v) and (vi) above, until the Certificate Principal Balance thereof has been reduced to zero;
(viii)       to the holders of the Class M-7 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi) and (vii) above, until the Certificate Principal Balance thereof has been reduced to zero; and
(ix)   to the holders of the Class M-8 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii) above, until the Certificate Principal Balance thereof has been reduced to zero.
(x)    to the holders of the Class M-9 Certificates, any Principal Distribution Amount remaining after the distributions described in (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, until the Certificate Principal Balance thereof has been reduced to zero.

Swap and Cap Payments:

Funds payable under the related Swap Agreement and the related Interest Rate Cap Agreement will be deposited into a reserve account (the “ Derivative Account”).

Funds in the Derivative Account that are payable to the Swap Provider will be paid from any related available funds prior to distributions on the Offered Certificates (other than any Swap Termination Payment due to a Swap Provider Trigger Event) and will be distributed on each Distribution Date in the following order of priority:
1)  to the Swap Provider, any Net Swap Payment owed for such Distribution Date; and
2)  to the Swap Provider, any Swap Termination Payment not due to a Swap Provider Trigger Event.

Funds in the Derivative Account that are payable to the trust will be distributed on each Distribution Date in the following order of priority:
1)    to the holders of the Class A Certificates, pro rata, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;
2)    to the holders of the Class M Certificates, sequentially, to pay accrued interest and any Interest Carry Forward Amount to the extent of the interest portion of any Realized Loss on the Mortgage Loans, in each case to the extent unpaid from the Interest Remittance Amount;
3)    to pay, first to the Class A Certificates on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Carryover Amounts for such Distribution Date;
4)    to pay as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates to maintain the Overcollateralization Target Amount for such Distribution Date (to the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses with respect to the Mortgage Loans and to the extent not covered by Net Monthly Excess Cashflow with respect to the Mortgage Loans) distributed in the same manner and priority as the Principal Distribution Amount; and
5)    to the party named in the Derivative Administration Agreement, any remaining amounts.

Net Monthly Excess Cashflow Distributions:

With respect to any Distribution Date, the available distribution amount remaining after distribution of the Interest Remittance Amount and the Principal Distribution Amount as described above (“Net Monthly Excess Cashflow”) shall be distributed as follows to the extent not covered by amounts paid pursuant to the Swap Agreement and the interest rate cap agreement (other than in the case of clause (i) below):
(i)  to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount;
(ii)  from Net Monthly Excess Cashflow attributable to the Interest Remittance Amount, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, pro rata, in an amount equal to any Interest Carry Forward Amounts to the extent unpaid from the Interest Remittance Amount or amounts paid to the trust pursuant to the Swap Agreement and interest rate cap agreement.
(iii)  from Net Monthly Excess Cashflow attributable to the Interest Remittance Amount, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates, pro rata, in an amount equal to the previously allocated Realized Loss Amounts;
(iv)  to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in an amount equal to the related Interest Carry Forward Amount allocable to such Certificates;
(v)  to make payments to a reserve account, to the extent required to distribute to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement and the interest rate cap agreement);
(vi)  to make payments to a reserve account, to the extent required to distribute to the holders of the Class M Certificates any Basis Risk Carryover Amounts for such classes (after taking into account amounts paid under the Swap Agreement and the interest rate cap agreement);
(vii)  to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and Class M Certificates, in an amount equal to such certificates’ allocated share of any Prepayment Interest Shortfalls and any shortfalls resulting from the application of the Relief Act, in each case, without interest accrued thereon;
(viii)  to the Swap Provider, any Swap Termination Payment for such Distribution Date due to a Swap Provider Trigger Event: and
(ix)  to the holders of the Class CE Certificates and Class R Certificates as provided in the Pooling and Servicing Agreement.

All amounts in respect of prepayment charges shall be distributed to the holders of the Class P Certificates and not to the Offered Certificates.

Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, and (iv) a percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the sum of (a) any Net Swap Payment, or any Swap Termination Payment not due to a Swap Provider Trigger Event, owed to the Swap Provider to the extent not paid from the Interest Remittance Amount on such Distribution Date and (b) a percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date allocated among the Principal Distribution Amount based on the amount of principal for such Distribution Date.

Class A Principal Distribution Amount:

The Class A Principal Distribution Amount is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses with respect to the Mortgage Loans incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298

Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class I-M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Due Period) minus approximately $5,282,298.

Static Pool:
Information concerning the sponsor’s prior residential mortgage loan securitization involving prime or alternative-a mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.bearstearns.com/transactions/bsabs_i/2006-im1On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Available Funds Cap
	Distribution	AFC	AFC		Distribution	AFC	AFC
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-May-06	9.98	6.51	41	25-Sep-09	7.52	15.35
2	25-Jun-06	6.51	21.72	42	25-Oct-09	7.52	15.51
3	25-Jul-06	6.45	21.69	43	25-Nov-09	7.72	15.19
4	25-Aug-06	6.53	21.54	44	25-Dec-09	7.52	15.34
5	25-Sep-06	6.48	21.44	45	25-Jan-10	7.72	15.04
6	25-Oct-06	6.48	21.4	46	25-Feb-10	7.51	14.97
7	25-Nov-06	6.56	21.23	47	25-Mar-10	7.51	15.67
8	25-Dec-06	6.49	21.2	48	25-Apr-10	8.17	14.81
9	25-Jan-07	6.57	21.04	49	25-May-10	7.51	14.98
10	25-Feb-07	6.51	21.07	50	25-Jun-10	7.71	14.66
11	25-Mar-07	6.65	21.19	51	25-Jul-10	7.5	14.84
12	25-Apr-07	6.93	20.77	52	25-Aug-10	7.71	14.52
13	25-May-07	6.66	20.69	53	25-Sep-10	7.5	14.45
14	25-Jun-07	6.75	20.43	54	25-Oct-10	7.49	14.63
15	25-Jul-07	6.67	20.36	55	25-Nov-10	7.7	14.32
16	25-Aug-07	6.77	20.11	56	25-Dec-10	7.49	14.56
17	25-Sep-07	6.68	19.93	57	25-Jan-11	7.72	14.34
18	25-Oct-07	6.69	19.84	58	25-Feb-11	7.53	14.33
19	25-Nov-07	6.8	19.56	59	25-Mar-11	7.55	15.09
20	25-Dec-07	6.7	19.53	60	25-Apr-11	8.25	14.19
21	25-Jan-08	6.85	20.06	61	25-May-11	7.61	11.51
22	25-Feb-08	7.43	20.09	62	25-Jun-11	7.86	11.21
23	25-Mar-08	7.43	20.47	63	25-Jul-11	7.6	11.49
24	25-Apr-08	7.7	20.26	64	25-Aug-11	7.85	11.2
25	25-May-08	7.51	15.86	65	25-Sep-11	7.6	11.18
26	25-Jun-08	7.68	15.68	66	25-Oct-11	7.59	11.46
27	25-Jul-08	7.48	16.17	67	25-Nov-11	7.84	11.14
28	25-Aug-08	7.7	15.94	68	25-Dec-11	7.58	11.42
29	25-Sep-08	7.5	15.9	69	25-Jan-12	7.83	11.11
30	25-Oct-08	7.48	16.04	70	25-Feb-12	7.57	11.11
31	25-Nov-08	7.67	15.74	71	25-Mar-12	7.57	11.69
32	25-Dec-08	7.47	15.86	72	25-Apr-12	8.09	11.07
33	25-Jan-09	7.66	15.93	73	25-May-12	7.56	11.34
34	25-Feb-09	7.52	15.96	74	25-Jun-12	7.81	11.03
35	25-Mar-09	7.53	16.59	75	25-Jul-12	7.56	11.3
36	25-Apr-09	8.16	15.76	76	25-Aug-12	7.8	11.01
37	25-May-09	7.53	15.72	77	25-Sep-12	7.55	10.99
38	25-Jun-09	7.73	15.41	78	25-Oct-12	7.54	11.26
39	25-Jul-09	7.53	15.76	79	25-Nov-12	7.79	10.96
40	25-Aug-09	7.73	15.44

(1) Assumes 1-month LIBOR at 4.60%, 6-month LIBOR at 4.90% and 1-year LIBOR at 5.05% no losses and is run at the pricing speed to call.
(2) Assumes the 1-month LIBOR, 6-month LIBOR and 1-year LIBOR equals 20%, no losses and run at the pricing speed to call.

Excess Spread Before Losses (Basis Points)
	Distribution				Distribution
Period	Date	Rate(1)	Rate (2)	Period	Date	Rate(1)	Rate (2)
1	25-May-06	3.43	3.38	41	25-Sep-09	2.78	2.58
2	25-Jun-06	1.68	1.68	42	25-Oct-09	2.79	2.58
3	25-Jul-06	1.67	1.67	43	25-Nov-09	2.9	2.7
4	25-Aug-06	1.7	1.69	44	25-Dec-09	2.79	2.57
5	25-Sep-06	1.71	1.69	45	25-Jan-10	2.91	2.69
6	25-Oct-06	1.71	1.69	46	25-Feb-10	2.79	2.57
7	25-Nov-06	1.73	1.71	47	25-Mar-10	2.8	2.57
8	25-Dec-06	1.72	1.69	48	25-Apr-10	3.15	2.95
9	25-Jan-07	1.74	1.71	49	25-May-10	2.8	2.57
10	25-Feb-07	1.74	1.7	50	25-Jun-10	2.92	2.69
11	25-Mar-07	1.88	1.83	51	25-Jul-10	2.8	2.57
12	25-Apr-07	1.96	1.92	52	25-Aug-10	2.92	2.7
13	25-May-07	1.89	1.84	53	25-Sep-10	2.81	2.57
14	25-Jun-07	1.92	1.88	54	25-Oct-10	2.81	2.57
15	25-Jul-07	1.9	1.84	55	25-Nov-10	2.93	2.7
16	25-Aug-07	1.94	1.89	56	25-Dec-10	2.82	2.57
17	25-Sep-07	1.91	1.85	57	25-Jan-11	2.96	2.72
18	25-Oct-07	1.91	1.86	58	25-Feb-11	2.86	2.62
19	25-Nov-07	1.96	1.91	59	25-Mar-11	2.89	2.65
20	25-Dec-07	1.93	1.87	60	25-Apr-11	3.27	3.05
21	25-Jan-08	2.02	1.96	61	25-May-11	2.97	2.63
22	25-Feb-08	2.68	2.61	62	25-Jun-11	3.13	2.8
23	25-Mar-08	2.68	2.61	63	25-Jul-11	2.97	2.63
24	25-Apr-08	2.76	2.69	64	25-Aug-11	3.13	2.81
25	25-May-08	2.75	2.6	65	25-Sep-11	2.97	2.64
26	25-Jun-08	2.84	2.68	66	25-Oct-11	2.97	2.64
27	25-Jul-08	2.73	2.57	67	25-Nov-11	3.13	2.81
28	25-Aug-08	2.86	2.7	68	25-Dec-11	2.98	2.64
29	25-Sep-08	2.74	2.57	69	25-Jan-12	3.13	2.81
30	25-Oct-08	2.72	2.56	70	25-Feb-12	2.98	2.64
31	25-Nov-08	2.82	2.65	71	25-Mar-12	2.98	2.65
32	25-Dec-08	2.71	2.53	72	25-Apr-12	3.3	2.98
33	25-Jan-09	2.81	2.64	73	25-May-12	2.99	2.65
34	25-Feb-09	2.76	2.58	74	25-Jun-12	3.15	2.82
35	25-Mar-09	2.76	2.59	75	25-Jul-12	2.99	2.66
36	25-Apr-09	3.08	2.92	76	25-Aug-12	3.15	2.83
37	25-May-09	2.76	2.57	77	25-Sep-12	3	2.67
38	25-Jun-09	2.87	2.67	78	25-Oct-12	3	2.68
39	25-Jul-09	2.77	2.57	79	25-Nov-12	3.16	2.85
40	25-Aug-09	2.89	2.69

(1) Assumes 1-month LIBOR at 4.60%, 6-month LIBOR at 4.90% and 1-year LIBOR at 5.05% no losses and is run at the pricing speed to call.
(2) Assumes the Forward LIBOR curve and run at the pricing speed to call.

DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS

Please note that all pool characteristics are approximate and are subject to a +/- 10% variance. Summary	Total	Minimum	Maximum
Aggregate Outstanding Principal Balance	$1,056,459,720
Number of Loans	4,607
Average Current Loan Balance	$241,285	$9,426	$2,000,000
(1) Original Loan-to-Value Ratio	77.90%	8.54%	100.00%
Original Combined Loan-to-Value Ratio	88.73%	8.54%	100.00%
(1) Mortgage Rate	7.3147%	3.9900%	14.1250%
(1) Net Mortgage Rate	6.9648%	3.6150%	13.6250%
(1) (3) Note Margin	4.2510%	2.2500%	10.7500%
(1) (3) Maximum Mortgage Rate	13.1430%	9.9900%	19.2500%
(1) (3) Minimum Mortgage Rate	4.7049%	2.2500%	10.7500%
(1) (3) Term to Next Rate Adjustment (months)	26	1	116
(1) Original Term to Stated Maturity (months)	349	180	360
(1) Age (months)	4	2	24
(1) Remaining Term to Stated Maturity (months)	345	158	358
(1) (2) Credit Score	690	564	819

(1) Weighted Average, min and max reflect loan to value for first liens and combined loan to value for second liens.
(2) 100.00% of Mortgage Loans have Credit Scores. (3) Adjustable Rate Loans Only
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	BALLOON	3.89%
	BALLOON INTEREST ONLY	1.36%
	FIXED	12.42%
	FIXED INTEREST ONLY	21.11%
	LIBOR 1M ARM INTEREST ONLY	0.08%
	LIBOR 6M ARM	0.30%
	LIBOR 6M ARM INTEREST ONLY	2.62%
	LIBOR 1/1 ARM	0.28%
	LIBOR 1/1 ARM INTEREST ONLY	7.17%
	LIBOR 1/6 ARM	0.11%
	LIBOR 1/6 ARM INTEREST ONLY	0.02%
	LIBOR 2/1 ARM	0.15%
	LIBOR 2/6 ARM	4.28%
	LIBOR 2/6 ARM INTEREST ONLY	29.50%
	LIBOR 3/1 ARM INTEREST ONLY	0.08%
	LIBOR 3/6 ARM	0.77%
	LIBOR 3/6 ARM INTEREST ONLY	4.73%
	LIBOR 5/1 ARM INTEREST ONLY	0.13%
	LIBOR 5/6 ARM	1.45%
	LIBOR 5/6 ARM INTEREST ONLY	8.10%
	LIBOR 7/1 ARM INTEREST ONLY	0.32%
	LIBOR 7/6 ARM	0.14%
	LIBOR 7/6 ARM INTEREST ONLY	0.78%
	LIBOR 10/6 ARM INTEREST ONLY	0.20%
Lien	First / Second	93.96% / 6.04%
Property Type (Over 5%)	Two- to four- family units	9.11%
	Condominium	11.92%
	Planned Unit Developments (attached)	17.74%
	Single-family detached	60.92%
Geographic Distribution	California	49.36%
48 States (including DC)	Florida	15.24%
	New York	4.83%
	Arizona	4.20%
	Virginia	3.62%
Documentation Type	Full/Alternative	10.17%
	No Documentation	4.50%
	No Income/No Asset	0.56%
	No Ratio	6.60%
	Stated Income	78.17%

Loans with Prepayment Penalties		65.46%
Loans with Interest Only Period		76.37%

Credit Score Distribution of Total Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
560 - 579	8	0.05	68,369	78.6877	29.16	0.00
580 - 599	23	0.17	83,035	92.3297	71.01	4.97
600 - 619	41	0.58	156,589	83.4024	21.86	26.52
620 - 639	752	13.40	198,135	79.219	10.24	74.31
640 - 659	787	16.67	235,574	79.0537	10.88	80.92
660 - 679	700	15.82	251,313	77.82	9.84	74.67
680 - 699	690	15.77	254,132	77.8856	7.43	77.76
700 - 719	501	11.49	255,109	78.0462	8.05	78.96
720 - 739	379	8.29	243,371	78.0632	7.58	74.22
740 - 759	301	7.22	266,692	76.6958	11.47	77.08
760 - 779	230	5.81	280,998	75.616	13.72	73.90
780 - 799	146	3.48	265,440	75.0357	11.04	79.69
800 - 819	49	1.24	281,963	68.4565	34.52	66.01
TOTAL:	4,607	100.00	241,385	77.9046	10.17	76.37

Debt-to-Income Ratios of Total Mortgage Loans

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
0.00% - 5.01%	533	11.86	247,358	699	78.73	0.26	66.29
5.01% - 10.00%	17	0.35	229,525	680	76.12	33.44	91.69
10.01% - 15.00%	31	0.64	229,643	712	69.11	16.69	70.71
15.01% - 20.00%	75	1.37	202,428	699	70.43	16.16	66.46
20.01% - 25.00%	137	2.52	204,685	699	74.43	17.79	75.68
25.01% - 30.00%	285	5.70	222,239	696	74.14	9.45	77.22
30.01% - 35.00%	608	13.85	253,235	697	76.68	8.95	74.47
35.01% - 40.00%	745	16.31	243,510	693	77.65	10.65	79.59
40.01% - 45.00%	945	21.00	247,086	684	78.94	11.00	80.41
45.01% - 50.00%	1,192	25.62	238,981	683	79.46	12.86	77.37
50.01% - 55.00%	35	0.69	217,827	697	72.26	18.69	65.81
55.01% or greater	4	0.11	317,618	691	80.30	0.00	63.28
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Original Mortgage Loan Principal Balances of Total Mortgage Loans

Range of Original Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
$1 - $100,000	946	4.77	56,101	678	90.63	12.45	23.39
$100,001 - $200,000	1,392	18.80	150,160	683	79.38	15.90	65.43
$200,001 - $300,000	966	21.48	247,259	687	78.14	9.65	79.31
$300,001 - $400,000	595	18.57	347,100	690	77.86	7.81	82.44
$400,001 - $500,000	348	14.02	448,029	696	77.73	9.71	81.34
$500,001 - $600,000	165	8.10	545,733	691	77.49	6.54	88.43
$600,001 - $700,000	98	5.70	646,307	701	75.48	8.11	85.94
$700,001 - $800,000	31	2.06	739,608	703	72.02	0.00	74.11
$800,001 and greater	66	6.51	1,096,466	706	68.52	10.91	86.38
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Net Mortgage Rates of Total Mortgage Loans

Range of Net Mortgage Rates (%)	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
3.5000% - 3.9999%	1	0.03	368,000	697	80.00	0.00	100.00
4.5000% - 4.9999%	8	0.23	322,767	686	82.67	35.75	71.16
5.0000% - 5.4999%	88	2.44	307,811	710	75.34	26.66	89.79
5.5000% - 5.9999%	343	9.64	312,397	703	74.36	25.61	89.51
6.0000% - 6.4999%	764	22.08	321,382	701	74.35	12.76	81.55
6.5000% - 6.9999%	953	24.46	285,372	691	76.50	7.65	77.46
7.0000% - 7.4999%	789	18.36	258,841	686	78.50	7.11	77.66
7.5000% - 7.9999%	448	11.10	275,437	677	78.71	2.52	79.24
8.0000% - 8.4999%	228	3.83	186,943	673	82.52	4.74	61.13
8.5000% - 8.9999%	121	1.64	151,034	673	84.85	6.21	49.74
9.0000% - 9.4999%	109	1.14	116,765	681	89.96	12.33	42.45
9.5000% - 9.9999%	133	1.23	103,231	671	92.07	8.62	49.03
10.0000% - 10.4999%	165	1.07	71,823	689	96.48	9.10	41.60
10.5000% - 10.9999%	151	0.95	70,150	677	96.15	3.70	22.81
11.0000% - 11.4999%	151	0.96	70,751	661	97.50	2.15	28.98
11.5000% - 11.9999%	83	0.45	60,234	654	97.76	1.28	18.02
12.0000% - 12.4999%	30	0.15	54,199	661	97.74	3.20	20.07
12.5000% - 12.9999%	18	0.10	64,016	661	93.82	0.00	45.11
13.0000% - 13.4999%	23	0.13	63,577	675	95.02	0.00	3.99
13.5000% - 13.9999%	1	0.00	33,982	652	94.96	0.00	0.00
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Mortgage Rates of Total Mortgage Loans

Range of Mortgage Rates (%)	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
3.5000% - 3.9999%	1	0.03	368,000	697	80.00	0.00	100.00
5.0000% - 5.4999%	14	0.39	308,488	687	78.76	41.33	75.08
5.5000% - 5.9999%	153	4.35	316,079	712	73.58	25.85	89.37
6.0000% - 6.4999%	480	13.82	320,076	704	74.12	21.59	86.09
6.5000% - 6.9999%	1,002	28.33	314,365	697	74.93	9.36	79.11
7.0000% - 7.4999%	776	18.34	262,798	686	77.94	8.44	76.50
7.5000% - 7.9999%	762	18.22	265,852	682	78.71	4.68	81.29
8.0000% - 8.4999%	266	6.11	255,510	678	79.11	3.18	69.31
8.5000% - 8.9999%	196	3.26	184,883	672	82.89	4.62	68.11
9.0000% - 9.4999%	101	1.11	122,544	675	89.41	14.98	35.86
9.5000% - 9.9999%	125	1.35	119,672	678	89.66	6.59	52.47
10.0000% - 10.4999%	108	0.85	87,202	676	95.34	11.60	40.66
10.5000% - 10.9999%	192	1.31	76,150	683	96.02	8.20	38.45
11.0000% - 11.4999%	138	0.84	67,532	679	96.87	1.86	19.64
11.5000% - 11.9999%	148	0.92	69,245	663	97.40	2.24	31.06
12.0000% - 12.4999%	75	0.40	60,016	655	97.74	1.43	18.07
12.5000% - 12.9999%	29	0.15	58,448	662	97.22	3.07	25.99
13.0000% - 13.4999%	17	0.09	61,064	659	94.24	0.00	39.07
13.5000% - 13.9999%	23	0.13	63,577	675	95.02	0.00	3.99
14.0000% - 14.4999%	1	0.00	33,982	652	94.96	0.00	0.00
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

*Original Loan-to-Value Ratios of Total Mortgage Loans
*(Ratios below reflect loan to value for first liens and combined loan to value for second liens)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
5.01% - 10.00%	1	0.02	174,855	762	0.00	0.00
15.01% - 20.00%	2	0.03	171,108	691	0.00	30.68
20.01% - 25.00%	7	0.14	217,600	725	5.44	75.56
25.01% - 30.00%	8	0.09	120,947	713	0.00	57.31
30.01% - 35.00%	9	0.17	203,909	743	38.61	5.45
35.01% - 40.00%	23	0.52	251,844	739	31.84	64.38
40.01% - 45.00%	19	0.43	251,143	700	8.80	75.94
45.01% - 50.00%	35	0.74	235,245	697	15.47	49.50
50.01% - 55.00%	39	1.23	350,627	703	13.02	61.66
55.01% - 60.00%	79	2.85	401,174	697	7.85	80.38
60.01% - 65.00%	84	2.54	336,291	702	8.28	70.35
65.01% - 70.00%	362	9.77	300,022	702	5.87	83.90
70.01% - 75.00%	322	9.44	326,097	694	10.46	80.94
75.01% - 80.00%	2,333	59.17	282,058	687	10.56	81.69
80.01% - 85.00%	61	1.11	202,567	674	13.49	72.81
85.01% - 90.00%	294	3.92	148,390	687	11.67	66.88
90.01% - 95.00%	388	3.63	103,904	703	6.51	38.27
95.01% - 100.00%	541	4.21	86,609	671	12.60	31.78
TOTAL:	4,607	100.00	241,385	690	10.17	76.37

Original Combined Loan-to-Value Ratios of Total Mortgage Loans
*(Ratios below reflect combined loan to value for first liens and combined loan to value for second liens)
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Percent Full Documentation	Percent Interest Only
5.01% - 10.00%	1	0.02	174,855	762	0.00	0.00
15.01% - 20.00%	2	0.03	171,108	691	0.00	30.68
20.01% - 25.00%	6	0.11	207,200	712	6.66	70.06
25.01% - 30.00%	8	0.09	120,947	713	0.00	57.31
30.01% - 35.00%	8	0.12	167,026	735	15.68	7.48
35.01% - 40.00%	22	0.38	193,245	723	25.95	39.73
40.01% - 45.00%	20	0.54	300,586	721	27.61	80.90
45.01% - 50.00%	36	0.82	252,322	701	14.02	54.22
50.01% - 55.00%	37	1.16	347,354	702	13.85	65.61
55.01% - 60.00%	68	2.37	387,019	693	3.94	78.41
60.01% - 65.00%	73	1.85	282,031	704	8.20	58.98
65.01% - 70.00%	135	4.78	393,972	706	6.38	76.04
70.01% - 75.00%	151	5.15	378,978	695	10.98	75.63
75.01% - 80.00%	507	12.87	282,338	695	9.59	68.76
80.01% - 85.00%	87	2.39	305,257	678	18.20	82.61
85.01% - 90.00%	564	11.54	227,552	691	7.78	79.29
90.01% - 95.00%	867	14.46	185,416	700	8.07	74.67
95.01% - 100.00%	2,015	41.34	228,131	681	11.54	80.28
TOTAL:	4,607	100.00	241,385	690	10.17	76.37

Geographic Distribution of Mortgaged Properties of Total Mortgage Loans

State or Territory	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
California	1,720	49.36	319,158	696	76.68	7.72	83.18
Florida	923	15.24	183,623	693	79.18	6.75	68.67
New York	152	4.83	353,325	697	76.43	10.58	53.75
Arizona	231	4.20	202,055	683	79.99	17.52	86.00
Virginia	181	3.62	222,493	680	80.76	6.36	82.29
Illinois	182	2.89	176,320	676	80.02	25.23	61.03
Maryland	145	2.65	203,089	679	80.31	15.61	76.20
Nevada	126	2.55	224,864	684	78.45	6.27	83.53
New Jersey	92	2.42	292,442	678	77.00	12.17	64.62
Other(1)	855	12.24	171,413	676.741124	79.32	18.42	66.83
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

1) Other includes states and the District of Columbia with fewer than 2% concentrations individually.

Mortgage Loan Purpose of Total Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Equity Refinance	1,086	27.38	280,409	682	73.08	10.68	73.65
Purchase	3,241	66.00	226,467	695	80.33	9.45	77.15
Rate/Term Refinance	280	6.61	262,715	682	73.73	15.25	79.88
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Mortgage Loan Documentation Type of Total Mortgage Loans

Documentation Type	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Full/Alternative	549	10.17	205,988	693	77.79	100.00	77.74
No Documentation	212	4.50	236,224	696	77.08	0.00	58.14
No Income/No Asset	23	0.56	269,262	664	77.89	0.00	74.70
No Ratio	288	6.60	254,890	704	80.08	0.00	70.92
Stated Income	3,535	78.17	245,911	689	77.78	0.00	77.71
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Occupancy Types of Total Mortgage Loans

Occupancy	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Investor	1,202	19.09	176,637	705	76.25	9.36	74.29
Primary Residence	3,186	76.42	266,741	685	78.35	10.45	77.00
Second/Vacation	219	4.49	227,886	708	77.29	8.78	74.37
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Mortgaged Property Types of Total Mortgage Loans

Property Type	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
Two- to four- family units	353	9.11	287,145	694	75.57	7.77	69.85
Condominium	704	11.92	188,320	696	79.18	12.74	78.58
Planned Unit Developments (attached)	778	17.74	253,523	690	78.18	12.51	78.03
Single-family detached	2,740	60.92	247,269	689	77.90	9.29	76.52
Townhouse	32	0.30	105,188	691	81.71	20.67	56.05
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Prepayment Penalty Terms of Total Mortgage Loans
*(Prepay terms represent hard penalties only)
Prepayment Penalty Term	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	1,462	28.94	220,111	694	79.11	12.61	69.25
6 Months	54	1.21	249,339	709	77.27	4.83	86.54
7 Months	1	0.00	49,902	763	100.00	0.00	0.00
12 Months	1,103	26.91	271,347	698	76.64	9.15	81.37
24 Months	1,173	24.25	229,928	674	79.36	10.24	83.45
36 Months	631	14.29	251,901	693	75.97	9.51	70.46
60 Months	183	4.39	266,641	692	76.14	3.56	70.05
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Interest Only Terms of Total Mortgage Loans

Interest Only Term	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
None	1,693	23.63	155,231	689	79.97	9.58	0.00
24 Months	2	0.06	313,825	674	76.65	57.30	100.00
60 Months	2,343	59.01	280,060	687	77.78	10.14	100.00
84 Months	3	0.11	416,500	742	69.94	45.22	100.00
120 Months	566	17.19	337,806	701	75.56	10.70	100.00
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Mortgage Insurance Coverage of Total Mortgage Loans

Mortgage Insurance	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	3,643	93.96	286,814	691	76.69	10.31	79.52
LTV > 80 with MI	292	6.09	231,900	694	91.49	11.23	66.13
LTV > 80 w/out MI	36	0.82	254,136	668	89.58	25.15	62.35
LTV < or equal to 80	3,315	87.05	292,006	691	75.53	10.10	80.62
Second Lien	964	6.04	69,708	679	96.86	8.01	27.28
TOTAL:	4,607	100.00	241,385	690	77.90	10.17	76.37

Subordinate Financing of Total Mortgage Loans

Subsequent Second Lien	Number of Mortgage Loans	Percentage of Total Mortgage Loans	Average Principal Balance	Weighted Average Credit Score	Weighted Average Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Percent Full Documentation	Percent Interest Only
First Lien	3,643	93.96	286,814	691	76.69	88.20	10.31	79.52
No	1,355	35.47	291,111	696	74.55	74.55	9.87	68.85
Yes	2,288	58.49	284,269	688	77.98	96.48	10.57	86.00
Second Lien	964	6.04	69,708	679	96.86	96.86	8.01	27.28
TOTAL:	4,607	100.00	241,385	690	77.90	88.73	10.17	76.37

Contact Information

Contacts

MBS Trading

Paul Van Lingen	Tel: (212) 272-4976
Sr. Managing Director	pvanlingen@bear.com

Scott Eichel	Tel: (212) 272-5451
Sr. Managing Director	seichel@bear.com

MBS Structuring

Thomas Durkin	Tel: (212) 272-5451
Associate Director	tdurkin@bear.com

MBS Banking

Diana Cerchio	Tel: (212) 272-7073
Associate Director	dcerchio@bear.com

David Rush	Tel: (212) 272-1230
Analyst	drush1@bear.com

Syndicate

Carol Fuller	Tel: (212) 272-4955
Sr. Managing Director	cfuller@bear.com

Angela Ward	Tel: (212) 272-4955
Associate Director	award@bear.com

Rating Agencies

Sudhir Sharma- S&P	Tel: (212) 438-3047
Sudhir_sharma@standardandpoors.com

Eric Fellows - Moody’s	Tel: (415) 274-1728
Eric.Fellows@MOODYS.COM